Exhibit 99.1

P R E S S      R E L E A S E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Receives Indications of Interest

Chicago, IL June 9, 2010 — Rewards Network Inc. (NASDAQ:DINE) announced that it has received non-binding indications of interest from parties potentially interested in pursuing a strategic transaction with the Company. A special committee of independent directors of the Board of Directors of the Company is evaluating these indications of interest and other strategic alternatives. The Company has engaged Harris Williams & Co. to assist in evaluating the indications of interest received to date and to pursue a broader exploration of strategic alternatives in an effort to enhance shareholder value.

About Rewards Network

Rewards Network (NASDAQ:DINE), headquartered in Chicago, IL, operates the leading dining rewards programs in North America by marketing participating restaurants to members of these programs and by providing incentives to members to dine at these restaurants. In addition to operating the dining rewards program of leading airline frequent flyer programs, hotel frequent-stay programs, retailer shopping programs, college savings programs, and other affinity organizations, the Company offers its own dining rewards program, iDine®, at www.idine.com. Thousands of restaurants and other clients benefit from the company’s restaurant marketing efforts, which include millions of email impressions, mobile access to restaurants via iPhone®, BlackBerry® and Android® smartphones and dining Web sites. Rewards Network also provides restaurant ratings and other restaurant business intelligence, as well as the purchase of dining credits from restaurants in the program. In conjunction with major airline frequent flyer programs and other affinity organizations, Rewards Network provides more than three million members with incentives to dine at participating restaurants. These incentives include airline miles, college savings rewards, reward program points and cash back benefits. For additional information about Rewards Network, visit RewardsNetwork.com or call (866) 539-9792.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) the impact of the economy on dining activity, (ii) the Company’s inability to attract and retain clients, (iii) the Company’s susceptibility to restaurant credit risk and the risk that its allowance for unredeemable dining credits may prove inadequate, (iv) modifications to the Company’s dining credits purchasing policies that lead to an increase in the allowance for unredeemable dining credits, (v) network interruptions, processing interruptions or processing errors, (vi) susceptibility to a changing regulatory environment, (vii) the Company’s dependence upon its relationships with payment card issuers, transaction processors, presenters and aggregators, (viii) the failure of the Company’s security measures, (ix) the Company’s failure to maintain compliance certifications, (x) increased operating costs or loss of members due to privacy concerns of the Company’s program partners, payment card processors and the public, (xi) a security breach that results in a payment card issuer re-issuing a significant number of registered payment cards, (xii) changes to payment card association rules and practices, (xiii) the Company’s dependence on its relationships with airlines and other reward program partners for a significant number of members, (xiv) the concentration of a significant amount of the Company’s rewards currency in one industry group, the airline industry, (xv) the Company’s inability to attract and retain active members, (xvi) the Company’s ability to obtain sufficient cash to operate its business, (xvii) changes in the Company’s programs that affect the rate of rewards, (xviii) the Company’s inability to maintain an adequately-staffed sales force, (xix) the Company’s inability to maintain an appropriate balance between the number of members and the number of participating clients in each market, (xx) changes in the regulatory environment, (xxi) the Company’s minimum purchase obligations and performance requirements, (xxii) class action lawsuits, (xxiii) increasing competition, (xxiv) impairment to goodwill, (xxv) factors causing our operating results to fluctuate over time, and (xxvi) adverse weather conditions affecting dining activity. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the Company’s annual report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission. The Company undertakes no obligation to, and expressly disclaims any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

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